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                               EXHIBIT 1.A.(3)(b)

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                             DISTRIBUTION AGREEMENT



    This Distribution Agreement ("Agreement") dated as of December , 1995, by and among PROTECTIVE LIFE INSURANCE COMPANY ("Insurer"), a Tennessee life insurance company, INVESTMENT DISTRIBUTORS, INC. ("Principal Underwriter"), a
Tennessee corporation, and                           ("Broker-Dealer"), and  its
affiliates.



                                   RECITALS:



    A. Pursuant to an agreement with Principal Underwriter (the "Underwriting Agreement"), the Insurer has appointed Principal Underwriter as the principal underwriter of the class or classes of individual variable life insurance contracts identified in Schedule 1 to this Agreement at the time that this Agreement is executed, and such other class or classes of insurance products that may be added to Schedule 1 from time to time in accordance with Section 11 of this Agreement (each, a "Class of Contracts"; all such classes, the "Contracts"). Each Class of Contracts will be issued by Insurer through one or more separate accounts of Insurer ("Separate Accounts"). Pursuant to the Underwriting Agreement, Insurer has authorized Principal Underwriter to enter into separate written agreements with broker-dealers pursuant to which such broker-dealers would be authorized to participate in the sale of the Contracts and would agree to use their best efforts to solicit applications for the Contracts.



    B.  Broker-Dealer is engaged in  the business of selling various  investment
products,   including  variable  insurance   products  and  investment  oriented
insurance products.



    C. The parties to this Agreement desire that Broker-Dealer be authorized to solicit applications for the sale of the Contracts, subject to the terms and conditions set forth herein.



    NOW, THEREFORE, in consideration of the premises and of the mutual promises and covenants hereinafter set forth, the parties agree as follows:



1.  DEFINITIONS



    (a) REGISTRATION STATEMENT -- With respect to each class of Contracts, the most recent effective registration statement(s) filed with the SEC or the most recent effective post-effective amendment(s) thereto, including financial statements included therein and all exhibits thereto.



    (b) PROSPECTUS -- With respect to each class of Contracts, the prospectus for such class of Contracts included within the Registration Statement for such class of Contracts; provided, however, that, if the most recently filed prospectus filed pursuant to Rule 424 or Rule 497 under the 1933 Act, 1934 Act and 1940 Act subsequent to the date on which the Registration Statement became effective differs from the prospectus on file at the time the Registration Statement became effective, the term "Prospectus" shall refer to the most recently filed prospectus filed under Rule 424 or Rule 497, as appropriate, from and after the date on which it shall have been filed.



    (c) 1933 ACT -- The Securities Act of 1933, as amended.



    (d) 1934 ACT -- The Securities Exchange Act of 1934, as amended.



    (e) 1940 ACT -- The Investment Company Act of 1940, as amended.



    (f) BROKER-DEALER AND/OR AGENT(S) -- The Broker-Dealer and any individual associated with Broker-Dealer who is appointed by Insurer as an agent for the purpose of soliciting applications for the contracts.



    (g) PREMIUM -- A premium payment made under a Contract to purchase benefits under such Contract.



    (h) SEC -- The Securities and Exchange Commission.


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    (i) NASD -- The National Association of Securities Dealers, Inc.



    (j) FUND -- An investment portfolio of Protective Investment Company, or as otherwise defined in any variable life insurance contract listed in schedule 1.



2.  AUTHORIZATION OF BROKER-DEALER AND INSURANCE AGENT



    (a) Pursuant to the authority granted to it in the Underwriting Agreement, Principal Underwriter hereby authorizes Broker-Dealer under the securities laws, and Insurer hereby authorizes Insurance Agent under the insurance laws, each in a non-exclusive capacity, to sell the Contracts. Broker-Dealer accepts such authorization and shall use its best efforts to find purchasers for the Contracts in each case acceptable to Insurer. Principal Underwriter and Insurer acknowledge that Broker-Dealer is an independent contractor in the performance of its respective duties and obligations under this Agreement. Accordingly, Broker-Dealer is not obliged or expected to give full time and energy to the performance of its obligations hereunder, nor is Broker-Dealer obliged or expected to represent Principal Underwriter or Insurer exclusively. Nothing herein contained shall constitute Broker-Dealer, or any agents or representatives of Broker-Dealer as employees of Principal Underwriter or Insurer in connection with the solicitation of applications and premiums for the Contracts.



    (b) Broker-Dealer acknowledges that no territory is exclusively assigned hereunder, and that Insurer and Principal Underwriter may in their sole discretion establish or appoint one or more agencies in any jurisdiction in which Broker-Dealer transacts business.



    (c) Broker-Dealer is authorized under this Agreement with power and authority to select and recommend individuals associated with Broker-Dealer for appointment as Agents of the Insurer, and only such individuals so recommended by Broker-Dealer shall become Agents, provided that the conditions of Section 3 are satisfied. Provided further that Insurer reserves the right to refuse to appoint any proposed agent or, once appointed, to terminate same at any time with or without cause. Initial and renewal state appointment fees for Agents of Insurer will be paid by Insurer in accordance with its then-applicable requirements.



    (d) Broker-Dealer shall not expend or contract for the expenditure of the funds of Principal Underwriter or Insurer, except as they may otherwise agree in writing. Broker-Dealer shall pay all expenses incurred by it in the performance of this Agreement, unless otherwise specifically provided for in this Agreement or unless Principal Underwriter and Insurer shall have agreed in advance in writing to share the cost of any such expenses. Broker-Dealer shall not possess or exercise any authority on behalf of Insurer or Principal Underwriter other than that expressly conferred on Broker-Dealer by this Agreement. In particular, and without limiting the foregoing, Broker-Dealer shall not have any authority, nor shall it grant such authority to any agent, on behalf of Insurer: to make, alter or discharge any insurance policy or annuity entered into pursuant to a Contract; to waive any Contract provision; to extend the time of paying any Premiums; or to receive any monies or Premiums from applicants for or purchasers of the Contracts (except for the sole purpose of forwarding monies or Premiums to Insurer).



    (e) Broker-Dealer acknowledges that Insurer has the right in its sole discretion to reject any applications or Premiums received by it and to return or refund to an applicant such applicant's Premium.



3.  LICENSING AND REGISTRATION OF BROKER-DEALER, INSURANCE AGENT AND AGENTS



    (a) Broker-Dealer represents and warrants that it is a broker-dealer registered with the SEC under the 1934 Act, and is a member in good standing of the NASD. Broker-Dealer must, at all times when performing its functions and fulfilling its obligations under this Agreement, be duly registered as a broker-dealer under the 1934 Act and in each state or other jurisdiction in which Broker-Dealer intends to perform its functions and fulfill its obligations hereunder, and be a member in good standing of the NASD.


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    (b) Broker-Dealer represents and warrants that it and its individual  agents are licensed insurance agents where required to solicit applications for Contracts as identified in schedule 1. Broker-Dealer and its individual agents must, at all times when performing their functions and fulfilling their obligations under this Agreement, be duly licensed to sell the Contracts in each state or other jurisdiction in which Broker-Dealer and its individual agents intend to perform their functions and fulfill their obligations hereunder.



    (c) Broker-Dealer shall ensure that no individual shall offer or sell the Contracts on its behalf in any state or other jurisdiction in which the Contracts may lawfully be sold unless (i) such individual is an associated person of Broker-Dealer (as that term is defined in Section 3(a)(18) of the 1934 Act) and duly registered with the NASD and any applicable state securities regulatory authority as a registered person of Broker-Dealer qualified to sell the Contracts in such state or jurisdiction, (ii) duly licensed, registered or otherwise qualified to offer and sell the Contracts to be offered and sold by such individual under the insurance laws of such state or jurisdiction, and (iii) duly appointed by Insurer with respect to such Contracts and such state or jurisdiction. Broker-Dealer shall be solely responsible for background investigations of its individual agents to determine their qualifications, good character, and moral fitness to sell the Contracts. All matters concerning the licensing of any individuals recommended for appointment by Broker-Dealer under any applicable state insurance law shall be a matter directly between Broker-Dealer and such individual, and Broker-Dealer shall furnish Insurer with proof of proper licensing of such individual or other proof, reasonably acceptable to Insurer, of satisfaction by such individual of licensing requirements prior to Insurer appointing any such individual as an Agent. Insurer and Broker-Dealer shall notify Insurer and Principal Underwriter immediately upon termination (for whatever reason) of an Agent's association with Broker-Dealer.



    (d) Without limiting any other provision herein, Broker-Dealer represents that it is in compliance with the terms and conditions of letters issued by the Staff of the SEC with respect to the non-registration of an insurance agency associated with a registered broker-dealer. Broker-Dealer shall notify Insurer immediately in writing if Broker-Dealer fails to comply with any such terms and conditions.



4.  BROKER-DEALER COMPLIANCE



    (a) Broker-Dealer shall be responsible for securities training, supervision and control of its individual Agents in connection with their solicitation activities with respect to the Contracts and shall supervise Agents' compliance with applicable federal and state securities law and applicable state insurance laws and regulations and NASD requirements in connection with such solicitation activities.



    (b) Broker-Dealer hereby represents and warrants that it is duly in compliance with all applicable federal and state securities laws and regulations, and all applicable insurance laws and regulations. Broker-Dealer shall carry out its obligations under this Agreement in continued compliance with such laws and regulations. Further, Broker-Dealer shall comply, and shall ensure that Agents comply, with the rules and procedures provided by Insurer, and Broker-Dealer shall be solely responsible for such compliance.



        (i) Broker-Dealer, and its individual Agents shall not offer or attempt to offer the Contracts, nor solicit applications for the Contracts, nor deliver Contracts, in any state or jurisdiction in which the Contracts have not been approved for sale. For purposes of determining where the Contracts may be offered and applications solicited, Broker-Dealer may rely on written notification, as revised from time to time, that they receive from Insurer pursuant to this Agreement.



        (ii) Broker-Dealer, and its individual agents shall not solicit applications for the Contracts without delivering the Prospectus for the Contracts, and, where applicable or required


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             by  state insurance law, the  then currently effective statement of additional information for the Contracts, and the then currently effective prospectus(es) for the Fund(s) or any other forms specifically required by Insurer.



       (iii) Broker-Dealer, and its individual Agents shall not recommend the purchase of a Contract to an applicant unless each has reasonable grounds to believe that such purchase is suitable for the applicant in accordance with, among other things, applicable regulations of any state insurance regulatory authority, the SEC and the NASD. While not limited to the following, a determination of suitability shall be based on information supplied by the applicant after a reasonable inquiry concerning the applicant's insurance and investment objectives and financial situation and needs and shall entail a review by Broker-Dealer of all applications for suitability and completeness and correctness as to form as well as review and endorsement on an internal record of Broker-Dealer.



       (iv) Broker-Dealer, and its individual Agents shall not encourage a prospective purchaser to surrender or exchange an insurance policy or contract in order to purchase a Contract or, conversely, to surrender or exchange a Contract in order to purchase another insurance policy or contract, subject to applicable NASD Rules of Fair Practice and any other applicable laws, regulations and regulatory guidelines.



        (v) Broker-Dealer, and its individual agents shall accept initial Premiums in the form of a check or money order only if made payable to "Protective Life Insurance Company" and signed by the applicant for the Contract. Broker-Dealer, and its individual Agents shall not accept third-party checks or cash for Premiums.



       (vi) Broker-Dealer and its individual agents shall ensure that all checks and money orders and applications for the Contracts received by either of them shall be remitted promptly, and in any event not later than 2 business days after receipt, to the Insurer. In the event that any other Premiums are sent to an Agent or Broker-Dealer, rather than to the Insurer, Broker-Dealer shall promptly (and in any event, not later than 2 business days) remit such Premiums to the Insurer. Broker-Dealer acknowledges that if any Premium is held at any time, such Premium shall be held on behalf of Insurer, and Broker-Dealer shall segregate such Premium from its own funds and promptly (and in any event, within 2 business days) remit such Premium to the Insurer. All such Premiums, whether by check, money order or wire, shall at all times be the property of Insurer.



       (vii) Upon issuance of a Contract by Insurer and delivery of such Contract to Broker-Dealer and/or its individual Agents. Broker-Dealer and/or its individual Agents shall promptly deliver such Contracts to its purchasers. For purposes of this provision, "promptly" shall be deemed to mean not later than five calendar days. Broker-Dealer shall return promptly to Insurer all receipts all undelivered Contracts and all receipts for cancellation, in accordance with Insurer's instructions.



      (viii) Broker-Dealer and its individual Agents in connection with the offer or sale of the Contracts, shall not give any information or make any representations or statements, written or oral, concerning the Contracts, a Fund or Fund Shares, other than or inconsistent with information or representations contained in the Prospectuses, statements of additional information and Registration Statements for the Contracts, or a Fund, or in reports or proxy statements therefor, or in promotional, sales or advertising material or other information supplied and approved in writing by Principal Underwriter and Insurer.



    (c) Broker-Dealer shall promptly furnish to Insurer any reports and information that Insurer may reasonably request for the purpose of meeting Insurer's reporting and recordkeeping requirements under the insurance laws of any state or under any applicable federal and state securities laws, rules and regulations.


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    (d) Broker-Dealer  shall  secure and  maintain  a fidelity  bond  (including coverage for larceny and embezzlement), issued by a reputable bonding company, covering all of its directors, officers, agents and employees who have access to funds of Insurer or Principal Underwriter. This bond shall be maintained at Broker-Dealer's expense in at least the amount prescribed under Article III, Section 32 of the NASD Rules of Fair Practice.



5.  SALES MATERIALS



    (a) During the term of this Agreement, Principal Underwriter and Insurer will provide Broker-Dealer, without charge, with as many copies of Prospectuses (and any supplements thereto), current Fund prospectus(es) (and any supplements thereto), and applications for the Contracts, as Broker-Dealer may reasonably request. Upon termination of this Agreement, Broker-Dealer will promptly return to Principal Underwriter any Prospectuses, applications, Fund prospectuses, and other materials and supplies furnished by Principal Underwriter or Insurer to Broker-Dealer.



    (b) During the term of this Agreement, Principal Underwriter will be responsible for providing and approving all promotional, sales and advertising material to be used by Broker-Dealer and its individual
       Agents in the course of their solicitation activities hereunder. Principal Underwriter will file such materials or will cause such materials to be filed with the SEC, the NASD, and/or with any state securities and insurance regulatory authorities, as appropriate. Broker-Dealer and its individual Agents shall not use or implement, nor shall they allow any individual Agent to use or implement, any promotional, sales or advertising material relating to the Contracts or otherwise advertise the Contracts without the prior written approval of Principal Underwriter and Insurer.



6.  COMMISSIONS AND EXPENSES



    (a) During the term of this Agreement, Insurer shall pay to Broker-Dealer as compensation for Contracts for which it is the Broker-of-Record, the commissions and fees set forth in Schedule 2 to this Agreement, as such
       Schedule 2 may be amended or modified upon 30 days prior notice. Any amendment to Schedule 2 will be applicable to any Contract for which an application or premium is received by the Insurer on or after the effective date of such amendment or which is in effect after the effective date of such amendment. Compensation with respect to any Contract shall be paid to Broker-Dealer only for so long as Broker-Dealer and/or its individual Agents is the Broker-of-Record for such Contract.



    (b) Broker-Dealer recognizes that all compensation payable to Broker-Dealer and/or its individual Agents hereunder will be disbursed by or on behalf of Insurer after Premiums are received and accepted by Insurer and that no compensation of any kind other than that described in this Agreement is payable for the performance of its obligations hereunder.



    (c) REFUND OF COMPENSATION. No compensation shall be payable, and Broker-Dealer agrees to reimburse Principal Underwriter for any compensation paid to Broker-Dealer or its individual Agents under each of the following conditions: (i) if Insurer, in its sole discretion, determines not to issue the Contact applied for; (ii) if Insurer refunds the Premiums upon the applicant's surrender or withdrawal pursuant to any "free-look" privilege; (iii) if Insurer refunds the Premiums paid by applicant as a result of a complaint by applicant, recognizing that Insurer has sole discretion to refund Premiums; and (iv) if Insurer determines that any person signing an application who is required to be licensed or any other person or entity receiving compensation for soliciting purchase of the Contracts is not duly licensed to sell the Contracts in the jurisdiction of such sale or attempted sale.


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    (d) INDEBTEDNESS AND  RIGHT OF SETOFF.   Nothing contained  herein shall  be
       construed  as giving Broker-Dealer the right to incur any indebtedness on
       behalf  of  Insurer  or   Principal  Underwriter.  Broker-Dealer   hereby
       authorizes Insurer and Principal Underwriter to set off liabilities of Broker-Dealer to Insurer and Principal Underwriter against any and all amounts otherwise payable to Broker-Dealer.



    (e) Broker-Dealer represents that no commissions or other compensation will be paid for services rendered in soliciting the purchase of the Contracts by any person or entity not duly registered or licensed by the required authorities and appointed by Insurer to sell the Contracts in the state in which such solicitation occurred; provided however, that this provision shall not prohibit the payment of compensation of the surviving spouse or other beneficiary of a person entitled to receive such compensation pursuant to a bona fide contract calling for such payment.



7.  INTERESTS IN AGREEMENT



    Individual agents of Broker-Dealer shall have no interest in this Agreement or right to any commissions to be paid to Broker-Dealer hereunder. Broker-Dealer shall be solely responsible for the payment of any commission or consideration of any kind to individual Agents. Broker-Dealer shall be solely responsible under applicable tax laws for the reporting of compensation paid to individual Agents. Broker-Dealer and its individual agents shall have no interest in any compensation paid by Insurer to Principal Underwriter, now or hereafter, in connection with the sale of any Contracts hereunder.



8.  TERM AND EXCLUSIVITY OF AGREEMENT



    This Agreement may not be assigned except by written mutual consent and shall continue for an indefinite term, subject to the termination by any party by ten days' advance written notice to the other parties, except that in the event Principal Underwriter or Broker-Dealer ceases to be a registered broker-dealer or a member of the NASD, this Agreement shall immediately terminate. Upon its termination, all authorizations, rights and obligations shall cease, except the payment of any accrued but unpaid compensation to Broker-Dealer.



9.  COMPLAINTS AND INVESTIGATIONS



    (a) Principal Underwriter, Insurer, Broker-Dealer and its individual Agents each shall cooperate fully in any securities or insurance regulatory investigation or proceeding or judicial proceeding arising in connection with the Contracts marketed under this Agreement. Broker-Dealer will be notified promptly of any customer complaint or notice of any regulatory investigation or proceeding or judicial proceeding received by Principal Underwriter or Insurer with respect to Broker-Dealer, or any of its individual Agents; and Broker-Dealer will promptly notify Principal Underwriter and the Insurer of any written customer complaint or notice of any regulatory investigation or proceeding or judicial proceeding received by Broker-Dealer or any of its individual agents with respect to themselves in connection with this Agreement or any Contract.



    (b) In the case of a customer complaint, Principal Underwriter, Insurer and Broker-Dealer will cooperate in investigating such complaint and any response by Broker-Dealer or any of its individual Agents to such complaint will be sent to Principal Underwriter for approval not less than five business days prior to its being sent to the customer or regulatory authority, except that if a more prompt response is required, the proposed response shall be communicated by telephone or facsimile.



10. ASSIGNMENT



    This Agreement shall be nonassignable by the parties hereto without the prior written consent of all other parties.


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11. MODIFICATION OF AGREEMENT



    This Agreement supersedes all prior agreements, either oral or written, between the parties relating to the Contracts and, except for any amendment of
Schedule 1 pursuant to the terms of Section 2 hereof or Schedule 2 pursuant to the terms of Section 6 hereof, may not be modified in any way unless by written agreement signed by all of the parties.



12. INDEMNIFICATION



    (a) Broker-Dealer shall indemnify and hold harmless Principal Underwriter and Insurer and each person who controls or is associated with Principal Underwriter or Insurer within the meaning of such terms under the federal securities laws, and any officer, director, employee or agent of the foregoing, against any and all losses, claims, damages or liabilities, joint or several (including any investigative, legal and other expenses reasonably incurred in connection with, and any amounts paid in settlement of, any action, suit or proceeding or any claim asserted), to which they or any of them may become subject under any statute or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities arise out of or are based upon:



        (i) violation(s)  by Broker-Dealer, its individual Agents, of federal or
            state  securities   law   or   regulation(s),   insurance   law   or
            regulation(s), or any rule or requirement of the NASD;



        (ii) any unauthorized use of promotional, sales or advertising material, any oral or written misrepresentations, or any unlawful sales practices concerning the Contracts, by Broker-Dealer, or its individual Agents;



       (iii) claims   by   Agents  or   representatives  of   Broker-Dealer  for
             commissions or other compensation or remuneration of any type;



       (iv) any failure on the part of Broker-Dealer, or its individual Agents to submit Premiums or applications to Insurer, or to submit the correct amount of a Premium, on a timely basis and in accordance with this Agreement and Insurer's written procedures, subject to applicable law;



        (v) any failure on the part of Broker-Dealer, or its individual Agents to deliver Contracts to purchasers thereof on a timely basis and in accordance with Insurer's procedures; or



       (vi) a breach by Broker-Dealer or its individual Agents of any provision of this Agreement.



       This   indemnification  will  be  in  addition  to  any  liability  which
       Broker-Dealer and its individual Agents may otherwise have.



    (b) Principal Underwriter and Insurer, jointly and severally, shall indemnify and hold harmless Broker-Dealer and each person who controls or is associated with Broker-Dealer within the meaning of such terms under the federal securities laws, and any officer, director, employee or agent of the foregoing, against any and all losses, claims, damages or liabilities, joint or several (including any investigative, legal and other expenses reasonably incurred in connection with, and any amounts paid in settlement of, any action, suit or proceeding or any claim asserted), to which they or any of them may become subject under any statute or regulation, NASD rule or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities arise out of or are based upon any breach by Principal Underwriter or Insurer of any provision of this Agreement. This indemnification will be in addition to any liability which Principal Underwriter and Insurer, jointly and severally, may otherwise have.



    (c)  Promptly  after  receipt  by   a  party  entitled  to   indemnification
       ("indemnified   person")  under  this   Section  12  of   notice  of  the
       commencement of any action as to which a claim will be made against any person obligated to provide indemnification under this Section 12 ("indemnifying party"), such indemnified person shall notify the indemnifying party in writing of the commencement thereof as soon as practicable thereafter, but failure to so notify the indemnifying party shall not relieve the indemnifying party from any liability which it may have to the indemnified person otherwise than on account of this Section 12. The indemnifying party will be entitled to participate in the defense of the indemnified person but such participation will not relive such indemnifying party of the obligation to reimburse the indemnified person for reasonable legal and other expenses incurred by such indemnified person in defending himself or itself.



       The indemnification provisions contained in this Section 12 shall remain operative in full force and effect, regardless of any termination of this Agreement. A successor by law of Principal Underwriter or Insurer, as the case may be, shall be entitled to the benefits of the indemnification provisions contained in this Section 12. After receipt by a party entitled to indemnification ("indemnified party") under this Section 12 of notice of the commencement of any action, if a claim in respect thereof is to be made against any person obligated to provide indemnification under this Section 12 ("indemnifying party"), such indemnified party will notify the indemnifying party in writing of the commencement thereof as soon as practicable thereafter, provided that the omission so to notify the indemnifying party will not relieve it from any liability under this Section 12, except to the extent that the omission results in a failure of actual notice to the indemnifying party and such indemnifying party is damaged solely as a result of the failure to give such notice. The indemnifying party, upon the request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if such proceeding is settled with such consent or if final judgment is entered in such proceeding for the plaintiff, the indemnifying party shall indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment.



    This Section 12 shall survive termination of this Agreement.



13. RIGHTS, REMEDIES, ETC. ARE CUMULATIVE



    The rights, remedies and obligations contained in this Agreement are cumulative and are in addition to any and all rights, remedies and obligations, at law or in equity, which the parties hereto are entitled to under state and federal laws. Failure of a party to insist upon strict compliance with any of the conditions of this Agreement shall not be construed as a waiver of any of the conditions, but the same shall remain in full force and effect. No waiver of any of the provisions of this Agreement shall be deemed, or shall constitute, a waiver of any other provisions, whether or not similar, nor shall any waiver constitute a continuing waiver.



14. NOTICES



    All notices hereunder are to be made in writing and shall be given:



        If to Insurer, to:



            Protective Life Insurance Company
           2801 Highway 280 South
           Birmingham, Alabama 35223
           Attention: Lizabeth R. Nichols
        if to Principal Underwriter, to:



            Investment Distributors, Inc.
           2801 Highway 280 South
           Birmingham, Alabama 35223
           Attention: R. Stephen Briggs



        if to Broker-Dealer, to:


---------------------------------------
           --------------------------------------------------
           --------------------------------------------------
           --------------------------------------------------
           --------------------------------------------------


or such other address as such party may hereafter specify in writing. Each such notice to a party shall be either hand delivered or transmitted by registered or certified United States mail with return receipt requested, or by overnight mail by a nationally recognized courier, and shall be effective upon delivery.



15. INTERPRETATION, JURISDICTION, ETC.



    This Agreement constitutes the whole agreement between the parties hereto with respect to the subject matter hereof, and supersedes all prior oral or written understandings, agreements or negotiations between the parties with respect to the subject matter hereof. No prior writings by or between the parties hereto with respect to the subject matter hereof shall be used by a party in connection with the interpretation of any provision of this Agreement. This Agreement shall be construed and its provisions interpreted under and in accordance with the internal laws of the State of Alabama without giving effect to principles of conflict of laws.



16. ARBITRATION



    Any controversy or claim arising out of or relating to this Agreement, or the breach hereof, shall be settled by arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association, and judgment upon the award rendered by the arbitrator(s) may be entered in any court having jurisdiction thereof.



17. HEADINGS



    The headings in this Agreement are included for convenience of reference only and in no way define or delineate any of the provisions hereof or otherwise affect their construction or effect.



18. COUNTERPARTS



    This Agreement may be executed in two or more counterparts, each of which taken together shall constitute one and the same instrument.



19. SEVERABILITY



    This is a severable Agreement. In the event that any provision of this Agreement would require a party to take action prohibited by applicable federal or state law or prohibit a party from taking action required by applicable federal or state law, then it is the intention of the parties hereto that such provision shall be enforced to the extent permitted under the law, and, in any event, that all other provisions of this Agreement shall remain valid and duly enforceable as if the provision at issue had never been a part hereof.

    IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.



                                        PROTECTIVE LIFE INSURANCE COMPANY

                                        By:
                                        ----------------------------------------

                                        Name:
                                        -------------------------------------

                                        Title:
                                        --------------------------------------

                                        INVESTMENT DISTRIBUTORS, INC.

                                        By:
                                        ----------------------------------------

                                        Name:
                                        -------------------------------------

                                        Title:
                                        --------------------------------------

                                        BROKER-DEALER

                                        By:
                                        ----------------------------------------

                                        Name:
                                        -------------------------------------

                                        Title:
                                        --------------------------------------

                                   SCHEDULE 1
                      CONTRACTS SUBJECT TO THIS AGREEMENT
                          EFFECTIVE

                                   SCHEDULE 2
                          EFFECTIVE


                                       12